Exhibit 99.1
Chain Bridge Bancorp, Inc. Reports Third Quarter 2024 and Year-to-Date Financial Results
McLean, Virginia — October 29, 2024
Chain Bridge Bancorp, Inc. (NYSE: CBNA) (the “Company”), the holding company for Chain Bridge Bank, N.A. (the “Bank”), today announced financial results for the third quarter of 2024 and the nine months ended September 30, 2024.
On October 3, 2024, the Company priced its initial public offering (the “IPO”) of 1,850,000 shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”) at $22.00 per share. In connection with the IPO, the Company reclassified and converted each previously outstanding share of the Company’s existing common stock, par value $1.00 per share (“Old Common Stock”), into 170 shares of Class B common stock, par value $0.01 per share (“Class B Common Stock”) (the “Reclassification”). The Class A Common Stock began trading on the New York Stock Exchange on October 4, 2024, under the ticker symbol “CBNA.” Shares of Class B Common Stock are convertible on a one-for-one basis into shares of Class A Common Stock.

On October 7, 2024, the Company completed its IPO and received net proceeds of approximately $33.6 million. On October 10, 2024, the Company used a portion of the net proceeds to fully repay the $10.0 million outstanding principal balance on its unsecured line of credit with a correspondent bank.

Our financial statements, including earnings per share and book value per share, reflect the Reclassification retroactively. As a result, the financial statements as of and for the periods ended September 30, 2024 show no shares of Old Common Stock or Class A Common Stock outstanding, and 4,568,920 shares of Class B Common Stock issued and outstanding. Because the IPO occurred after September 30, 2024, the financial impacts are not included in the financial statements presented in this release.

Third Quarter 2024 Financial Highlights (Three Months Ended September 30, 2024):
•Consolidated Net Income: $7.5 million
•Earnings Per Share: $1.64 per basic and diluted common share outstanding
•Return on Average Equity: 29.90% (on an annualized basis)
•Return on Average Assets: 2.03% (on an annualized basis)
•Book Value Per Share: $22.95 compared to $20.57 at June 30, 2024, and $16.45 at September 30, 2023
Year-to-Date 2024 Financial Highlights (Nine Months Ended September 30, 2024):
•Consolidated Net Income: $17.2 million
•Earnings Per Share: $3.77 per basic and diluted common share outstanding

•Return on Average Equity: 25.00% (on an annualized basis)
•Return on Average Assets: 1.79% (on an annualized basis)
Financial Performance
The Company reported net income of $7.5 million for the third quarter of 2024, compared to $5.8 million in the second quarter of 2024 and $2.8 million in the third quarter of 2023. Earnings per share for the third quarter of 2024 were $1.64, compared to $1.27 for the second quarter of 2024 and $0.62 for the third quarter of 2023.

The increase in earnings during the third quarter of 2024 was primarily attributable to an increase in net interest income of $3.1 million over the second quarter of 2024, and $6.5 million over the third quarter of 2023. The rise in net interest income resulted from higher average interest-earning assets and an improvement in the net interest margin across both periods. Although non-interest income increased by $450 thousand over the second quarter of 2024 and by $1.9 million over the third quarter of 2023, these increases were offset by non-interest expense increases of $1.4 million over the second quarter of 2024 and $2.6 million over the third quarter of 2023.

For the nine months ended September 30, 2024, the Company reported net income of $17.2 million, compared to $5.5 million for the same period in 2023. Earnings per share for the nine months ended September 30, 2024 were $3.77, compared to $1.21 for the same period in 2023.

The increase in earnings for the first nine months of 2024 reflects a $13.0 million increase in net interest income, driven by a $258.8 million increase in average interest-earning assets, compared to the same period in 2023. Additionally, non-interest income rose $5.4 million compared to the same period in 2023, primarily due to higher fee income from IntraFi Cash Service® (ICS®) One-Way Sell® deposits. However, non-interest expenses increased $4.7 million, reflecting higher employment and professional services expenses associated with the Company’s preparations to become a public company.

Book Value Per Share (BVPS)
As of September 30, 2024, book value per share (BVPS) was $22.95, reflecting the retroactive application of the Reclassification for comparability, compared to $20.57 at June 30, 2024 and $16.45 at September 30, 2023.
The quarter-over-quarter increase in BVPS was primarily driven by $7.5 million in retained earnings during the third quarter of 2024. Additionally, a $3.4 million reduction in accumulated other comprehensive loss, largely due to improvements in the fair value of our available for sale bond portfolio, further contributed to BVPS growth.
The year-over-year increase in BVPS reflected a $20.6 million rise in retained earnings over the 12-month period and a $9.1 million reduction in accumulated other comprehensive loss.
Interest Income and Net Interest Margin
Net interest income for the third quarter of 2024 was $13.6 million, compared to $10.6 million in the second quarter of 2024 and $7.2 million in the third quarter of 2023. Income from interest-bearing deposits in other banks, primarily comprised of reserve balances at the Federal Reserve, drove the increase in net interest income to $7.4 million in the third quarter of 2024 from $4.9 million during the second quarter of 2024 and $1.7 million in the third quarter of 2023. Interest and dividends on securities also increased during the third quarter of 2024 to $3.9 million, from $3.2 million during the second quarter of 2024 and $3.0 million during the third quarter of 2023. The net interest margin, which is calculated as net interest income as a percentage of average interest-earning assets and presented on an annualized basis, was 3.73% in the third quarter of 2024, compared to 3.43% in the second quarter of 2024 and 2.78% in the third quarter of 2023.

For the nine months ended September 30, 2024, net interest income totaled $33.0 million, compared to $20.0 million for the same period in 2023, with a net interest margin of 3.47% compared to 2.64% for the nine months ended September 30, 2023. The income from interest-bearing deposits increased during the nine month period to $15.6 million compared to $3.7 million during the same period in 2023. During the nine months ended September 30, 2024, interest and dividends on securities increased to $10.2 million from $9.3 million during the first nine months of 2023.

The rise in net interest income and net interest margin during both the third quarter of 2024 and the nine months ended September 30, 2024 was driven by growth in reserves held at the Federal Reserve and investments in securities, along with declining deposit costs. The increase in these earning asset segments was primarily driven by a rise in deposits from political organizations ahead of the November 2024 presidential election. The interest rate paid by the Federal Reserve on reserve balances increased from 5.15% to 5.40% effective July 27, 2023 and decreased from 5.40% to 4.90% effective September 19, 2024.

Non-Interest Income
Non-interest income for the third quarter of 2024 was $3.1 million, driven by $2.5 million in deposit placement services income which is fee income we earn on One-Way Sell® deposits sold through the ICS® network. Many of these deposits were sourced from political organizations. Other contributors to non-interest income included $376 thousand in service charges on deposit accounts and $243 thousand in trust and wealth management income. By comparison, non-interest income was $2.6 million for the second quarter of 2024, driven by $2.0 million in deposit placement services income, $321 thousand in service charges on accounts, and $239 thousand in trust and wealth management services income. Non-interest income was $1.2 million for the third quarter of 2023, driven by $859 thousand in deposit placement services income, $227 thousand in service charges on accounts, and $149 thousand in trust and wealth management income.

For the nine months ended September 30, 2024, non-interest income totaled $7.4 million, driven by $5.6 million in deposit placement services income, $1.0 million in service charges on accounts, and $669 thousand in trust and wealth management income. This compares to $1.9 million in non-interest income for the same period in 2023, driven by $1.1 million in deposit placement services income, $651 thousand in service charges on account, and $407 thousand in trust and wealth management income.

Non-Interest Expenses
Total non-interest expense for the third quarter of 2024 was $7.4 million, compared to $6.0 million in the second quarter of 2024 and $4.9 million in the third quarter of 2023. The increase was primarily driven by higher salaries and employee benefit costs, and an increase in professional service fees associated with the Company’s preparation for becoming a public company.

For the nine months ended September 30, 2024, total non-interest expenses were $19.2 million, compared to $14.4 million in the same period in 2023. The change was primarily driven by increased salaries and employee benefits, which totaled $11.6 million during the period, and increased professional services expenses, which increased to $2.2 million primarily on account of the increased professional service fees.

Balance Sheet & Related Highlights
As of September 30, 2024:
•Total assets were $1.6 billion, compared to $1.4 billion as of June 30, 2024, and $1.2 billion as of September 30, 2023.
•Total deposits were $1.4 billion, compared to $1.3 billion as of June 30, 2024, and $1.1 billion as of September 30, 2023.
•Total ICS® One-Way Sell® deposits were $432.3 million, compared to $499.2 million as of June 30, 2024, and $106.3 million as of September 30, 2023.
•Interest-bearing reserves held at the Federal Reserve were $627.0 million, compared to $471.2 million as of June 30, 2024 and $246.4 million as of September 30, 2023.
•The loan-to-deposit ratio was 20.92%, compared to 23.42% as of June 30, 2024, and 29.15% as of September 30, 2023.
•The ratio of non-performing assets to total assets remained at 0.00%, unchanged from June 30, 2024 and September 30, 2023.

Capital and Liquidity
As of September 30, 2024, the Company’s liquidity ratio was 85.31%, compared to 82.64% at June 30, 2024 and 76.28% at September 30, 2023. The liquidity ratio is calculated as the sum of cash and cash equivalents plus unpledged securities classified as investment grade, divided by total liabilities.

As of September 30, 2024, the Company’s tangible common equity to tangible total assets ratio was 6.74%, compared to 6.66% at June 30, 2024 and 6.53% at September 30, 2023. The ratio of tangible common equity to tangible total assets is calculated in accordance with GAAP and represents the ratio of common equity to total assets. The Company did not have any intangible assets or goodwill for the periods presented.

As of September 30, 2024, the Company’s Tier 1 leverage ratio was 7.59%, and the Company’s Tier 1 risk-based capital ratio stood at 28.17%. The Company’s total risk-based capital ratio was 29.29%. This compares to June 30, 2024 when the Tier 1 leverage ratio was 8.30%, the Tier 1 risk-based capital ratio 26.27% and the total risk-based capital ratio 27.42%. At September 30, 2023 the Tier 1 leverage ratio stood at 8.75%, the Tier 1 risk-based capital ratio 21.81% and the total risk-based capital ratio 22.95%.

Trust & Wealth Department
As of September 30, 2024, the Bank’s Trust & Wealth Department oversaw total assets under administration (AUA) of $384.0 million, consisting of $111.2 million in assets under management (AUM) and $272.8 million in assets under custody (AUC). This compares to AUA of $364.0 million as of June 30, 2024, which consisted of $98.0 million in AUM and $266.0 million in AUC. As of September 30, 2023, AUA totaled $185.8 million, with $70.9 million in AUM and $114.9 million in AUC. Trust and wealth management income was $243 thousand in the third quarter of 2024, compared to $239 thousand in the second quarter of 2024 and $149 thousand in the third quarter of 2023.

Seasonal Deposit Trends and Outlook
As of September 30, 2024, the Bank maintained elevated deposit levels ahead of the November 2024 federal elections. We estimate that at least a majority of our deposit balances as of September 30, 2024 were sourced from political organizations. Deposits from political organizations are currently experiencing outflows, which we expect to continue through the end of the fourth quarter of 2024 and into early 2025, as the 2024 election cycle concludes. The outflows to date have been consistent with the seasonal patterns we have historically observed during federal election cycles. Historically, deposits from political organizations have typically increased in the periods leading up to federal elections and declined in the quarters during and after federal elections. The amount and timing of these deposit inflows and outflows are difficult to predict and may differ from historical patterns.
About Chain Bridge Bancorp, Inc.:
Chain Bridge Bancorp, Inc., a Delaware corporation, is the registered bank holding company for Chain Bridge Bank, National Association. Chain Bridge Bancorp, Inc. is regulated and supervised by the Federal Reserve under the Bank Holding Company Act of 1956, as amended. Chain Bridge Bank, National Association is a national banking association, chartered under the National Bank Act, and is subject to primary regulation, supervision, and examination by the Office of the Comptroller of the Currency. Chain Bridge Bank, National Association is a member of the Federal Deposit Insurance Corporation and provides banking, trust, and wealth management services. For more information, please visit our investor relations website at https://ir.chainbridgebank.com.

Media Contact:
Richard G. Danker
Senior Vice President - Communications
Chain Bridge Bancorp, Inc.
communications@chainbridgebank.com
703-748-3423
Investor Relations Contact:
Rachel G. Miller
Senior Vice President, Counsel and Corporate Secretary
Chain Bridge Bancorp, Inc.
IR@chainbridgebank.com
703-748-3427

Cautionary Note Regarding Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the U.S. federal securities laws. Forward-looking statements involve risks and uncertainties. You should not place undue reliance on forward-looking statements because they are subject to numerous uncertainties and factors relating to our operations and business, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy, and statements related to the level and composition of our deposits, including our ability to attract and retain, and the seasonality of, client deposits and, the amount and timing of deposit outflows through the end of the fourth quarter of 2024 and into early 2025. These forward-looking statements are generally identified by the use of forward-looking terminology, including the terms “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and, in each case, their negative or other variations or comparable terminology and expressions. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements. Any forward-looking statements presented herein are made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, new information, the occurrence of unanticipated events, or otherwise, except as required by law.

Forward-looking statements include, among other things, statements relating to: (i) changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, including the effects of United States federal government spending; (ii) the level of, or changes in the level of, interest rates and inflation, including the effects on our net interest income, non-interest income, and the market value of our investment and loan portfolios; (iii) the level and composition of our deposits, including our ability to attract and retain, and the seasonality of, client deposits, including those in the ICS® network, as well as the amount and timing of deposit outflows through the end of the fourth quarter of 2024 and into early 2025; (iv) the level and composition of our loan portfolio, including our ability to maintain the credit quality of our loan portfolio; (v) current and future business, economic and market conditions in the United States generally or in the Washington, D.C. metropolitan area in particular; (vi) the effects of disruptions or instability in the financial system, including as a result of the failure of a financial institution or other participants in it, or geopolitical instability, including war, terrorist attacks, pandemics and man-made and natural disasters; (vii) the impact of, and changes, in applicable laws, regulations, regulatory expectations and accounting standards and policies; (viii) our likelihood of success in, and the impact of, legal, regulatory or other actions, investigations or proceedings related to our business; (ix) adverse publicity or reputational harm to us, our senior officers, directors, employees or clients; (x) our ability to effectively execute our growth plans or other initiatives; (xi) changes in demand for our products and services; (xii) our levels of, and access to, sources of liquidity and capital; (xiii) the ability to attract and retain essential personnel or changes in our essential personnel; (xiv) our ability to effectively compete with banks, nonbank financial institutions, and financial technology firms and the effects of competition in the financial services industry on our business; (xv) the effectiveness of our risk management and internal disclosure controls and procedures; (xvi) any failure or interruption of our information and technology systems, including any components provided by a third party; (xvii) our ability to identify and address cybersecurity threats and breaches; (xviii) our ability to keep pace with technological changes; (xix) our ability to receive dividends from the Bank and satisfy our obligations as they become due; (xx) the one-time and incremental costs of operating as a public company; (xxi) our ability to meet our obligations as a public company, including our obligation under Section 404 of Sarbanes-Oxley; and (xxii) the effect of our dual-class structure and the concentrated ownership of our Class B common stock, including beneficial ownership of our shares by members of the Fitzgerald Family.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this press release primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors, including the risks described in the “Risk Factors” section of the Company’s most recent Registration Statement on Form S-1, available at the Securities and Exchange Commission’s website (www.sec.gov).

Chain Bridge Bancorp, Inc. and Subsidiary Consolidated Financial Highlights (Dollars in thousands, except per share data) (unaudited)
	As of or For the Three Months Ended			As of or For the Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Key Performance Indicators
Net income	$7,487	$5,805	$2,843	$17,209	$5,517
Return on average assets[1]	2.03%	1.87%	1.09%	1.79%	0.72%
Return on average risk-weighted assets [1,2]	7.47%	5.77%	2.66%	5.68%	1.70%
Return on average equity [1]	29.90%	25.82%	15.05%	25.00%	10.10%
Yield on average interest-earning assets [1,3]	4.01%	3.73%	3.15%	3.77%	3.05%
Cost of funds [1,4]	0.30%	0.32%	0.40%	0.32%	0.44%
Net interest margin [1,5]	3.73%	3.43%	2.78%	3.47%	2.64%

Balance Sheet and Other Highlights
Total assets	$1,555,282	$1,412,017	$1,151,113	$1,555,282	$1,151,113
Interest-bearing reserves held at the Federal Reserve Bank [6]	627,045	471,170	246,444	627,045	246,444
Total debt securities [7]	597,102	600,739	565,811	597,102	565,811
U.S. Treasury securities [7]	242,302	244,246	191,923	242,302	191,923
Total gross loans [8]	300,032	305,305	310,929	300,032	310,929
Total deposits	1,433,868	1,303,340	1,066,769	1,433,868	1,066,769

ICS® One-Way Sell® Deposits
Total ICS ® One-Way Sell® Deposits [9]	$432,324	$499,247	$106,269	$432,324	$106,269

Fiduciary Assets
Trust & Wealth Department: Total assets under administration (AUA)	$383,993	$364,020	$185,827	$383,993	$185,827
Assets under management (AUM)	111,229	98,035	70,898	111,229	70,898
Assets under custody (AUC)	272,764	265,984	114,929	272,764	114,929

Liquidity & Asset Quality Metrics
Liquidity ratio [10]	85.31%	82.64%	76.28%	85.31%	76.28%
Loan-to-deposit ratio	20.92%	23.42%	29.15%	20.92%	29.15%
Non-performing assets to total assets	0.00%	0.00%	0.00%	0.00%	0.00%
Net charge offs (recoveries) / average loans outstanding	0.00%	0.00%	0.00%	0.00%	0.00%
Allowance for credit losses on loans to gross loans outstanding	1.40%	1.42%	1.42%	1.40%	1.42%
Allowance for credit losses on held to maturity securities /gross held to maturity securities	0.09%	0.08%	0.11%	0.09%	0.11%

1 Ratios for interim periods are presented on an annualized basis.
2 Return on average risk-weighted assets is calculated as net income divided by average risk-weighted assets. Average risk-weighted assets is calculated using the last two quarter ends with respect to the three-month periods presented and using the last four quarter ends with respect to the nine-month periods presented.
3 Yield on average interest-earning assets is calculated as total interest and dividend income divided by average interest-earning assets.
4 Cost of funds is calculated as total interest expense divided by the sum of average total interest-bearing liabilities and average demand deposits.
5 Net interest margin is net interest income expressed as a percentage of average interest-earning assets.
6 Included in “interest-bearing deposits in other banks” on the consolidated balance sheet
7 Total debt securities is calculated as the sum of securities available for sale (AFS) and securities held to maturity (HTM). AFS securities are reported at fair value, and held to maturity securities are reported at carrying value, net of allowance for credit losses.
8 Includes loans held for sale.
9 IntraFi Cash Service® (ICS®) One-Way Sell® are deposits placed at other banks through the ICS® network. One-Way Sell® deposits are not included in the total deposits on the Company’s balance sheet. The Bank has the flexibility, subject to the terms and conditions of the IntraFi Participating Institution Agreement, to convert these One-Way Sell® deposits into reciprocal deposits which would then appear on the Company’s balance sheet.
10 Liquidity ratio is calculated as the sum of cash and cash equivalents and unpledged investment grade securities, expressed as a percentage of total liabilities.

Chain Bridge Bancorp, Inc. and Subsidiary Consolidated Financial Highlights (continued) (Dollars in thousands, except per share data) (unaudited)
	As of or For the Three Months Ended			As of or For the Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Capital Information [11]
Tangible common equity to tangible total assets ratio [12]	6.74%	6.66%	6.53%	6.74%	6.53%
Tier 1 capital	$112,223	$104,736	$91,619	$112,223	$91,619
Tier 1 leverage ratio	7.59%	8.30%	8.75%	7.59%	8.75%
Tier 1 risk-based capital ratio	28.17%	26.27%	21.81%	28.17%	21.81%
Total regulatory capital	$116,690	$109,321	$96,367	$116,690	$96,367
Total risk-based regulatory capital ratio	29.29%	27.42%	22.95%	29.29%	22.95%

Chain Bridge Bancorp, Inc. Share Information (as adjusted for Reclassification) [13]
Number of shares outstanding	4,568,920	4,568,920	4,568,240	4,568,920	4,568,240
Book value per share	$22.95	$20.57	$16.45	$22.95	$16.45
Earnings per share, basic and diluted	$1.64	$1.27	$0.62	$3.77	$1.21

11 Company-level capital information is calculated in accordance with banking regulatory accounting principles specified by regulatory agencies for supervisory reporting purposes.
12 The ratio of tangible common equity to tangible total assets is calculated in accordance with GAAP and represents common equity divided by total assets. The Company did not have any intangible assets or goodwill for the periods presented.
13 On October 3, 2024, the Company filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which reclassified and converted each outstanding share of the Company’s existing common stock, par value $1.00 per share, into 170 shares of Class B Common Stock, par value $0.01 per share (the “Reclassification”). Share information is presented on an as adjusted basis giving effect to the Reclassification. The number of basic and diluted shares are the same because there are no potentially dilutive instruments.

Chain Bridge Bancorp, Inc. and Subsidiary Consolidated Balance Sheets (Dollars in thousands, except per share data) (unaudited)
	September 30, 2024	December 31, 2023[14]	September 30, 2023
Assets
Cash and due from banks	$11,732	$6,035	$6,940
Interest-bearing deposits in other banks	628,035	310,732	247,504
Total cash and cash equivalents	639,767	316,767	254,444
Securities available for sale, at fair value	294,754	258,114	254,908
Securities held to maturity, at carrying value, net of allowance for credit losses of $261, $348 and $348, respectively (fair value of $285,780, $283,916 and $275,926, respectively)	302,348	308,058	310,903
Equity securities, at fair value	527	505	479
Restricted securities, at cost	2,886	2,613	2,613
Loans held for sale	-	-	415
Loans, net of allowance for credit losses of $4,206, $4,319 and $4,400, respectively	295,826	299,825	306,114
Premises and equipment, net of accumulated depreciation of $7,163, $6,791 and $6,664, respectively	9,613	9,858	9,885
Accrued interest receivable	5,360	4,354	4,636
Other assets	4,201	5,108	6,716
Total assets	$1,555,282	$1,205,202	$1,151,113

Liabilities and stockholders’ equity
Liabilities
Deposits:
Noninterest-bearing	$1,249,724	$766,933	$703,036
Savings, interest-bearing checking and money market	172,275	328,350	346,487
Time, $250 and over	6,589	9,385	9,573
Other time	5,280	7,357	7,673
Total deposits	1,433,868	1,112,025	1,066,769
Short-term borrowings	10,000	5,000	5,000
Accrued interest payable	25	61	39
Accrued expenses and other liabilities	6,546	4,679	4,152
Total liabilities	1,450,439	1,121,765	1,075,960

Commitments and contingencies
Stockholders’ equity
Preferred Stock: [15]
No par value, 10,000,000 shares authorized, no shares issued and outstanding	-	-	-
Class A Common Stock: [15]
$0.01 par value, 20,000,000 shares authorized, no shares issued and outstanding	-	-	-
Class B Common Stock: [15]
$0.01 par value, 10,000,000 shares authorized, 4,568,920, 4,568,240, and 4,568,240 shares issued and outstanding	46	46	46
Additional paid-in capital	38,276	38,264	38,264
Retained earnings	73,901	56,692	53,309
Accumulated other comprehensive loss	(7,380)	(11,565)	(16,466)
Total stockholders’ equity	104,843	83,437	75,153
Total liabilities and stockholders’ equity	$1,555,282	$1,205,202	$1,151,113
14 Derived from audited financial statements.
15 On October 3, 2024, the Company filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which reclassified and converted each outstanding share of the Company’s existing common stock, par value $1.00 per share, into 170 shares of Class B Common Stock, par value $0.01 per share (the “Reclassification”). The Reclassification also authorized 20,000,000 shares of Class A Common Stock, and 10,000,000 shares of Preferred Stock. Share information is presented on an as adjusted basis giving effect to the Reclassification. Accordingly, all shares and balances relating to Old Common Stock are reflected in Class B Common Stock.

Chain Bridge Bancorp, Inc. and Subsidiary
Consolidated Statements of Income
(Dollars in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023

Interest and dividend income
Interest and fees on loans	$3,445	$3,391	$3,417	$10,115	$10,124
Interest and dividends on securities, taxable	3,573	2,872	2,741	9,312	8,360
Interest on securities, tax-exempt	284	285	304	863	918
Interest on interest-bearing deposits in banks	7,366	4,943	1,681	15,568	3,680
Total interest and dividend income	14,668	11,491	8,143	35,858	23,082

Interest expense
Interest on deposits	813	815	861	2,437	2,822
Interest on short-term borrowings	209	102	96	409	284
Total interest expense	1,022	917	957	2,846	3,106
Net interest income	13,646	10,574	7,186	33,012	19,976

(Recapture of) provision for credit losses
Provision for (recapture of) loan credit losses	(131)	13	1	(113)	(82)
Provision for (recapture of) securities credit losses	13	(111)	6	(297)	804
Total provision for (recapture of) credit losses	(118)	(98)	7	(410)	722
Net interest income after provision for (recapture of) credit losses	13,764	10,672	7,179	33,422	19,254

Noninterest income
Deposit placement services	2,464	2,031	859	5,617	1,106
Service charges on accounts	376	321	227	1,008	651
Trust and wealth management	243	239	149	669	407
Gain on sale of mortgage loans	13	12	-	25	-
Loss on sale of securities	(65)	-	(30)	(65)	(312)
Other income	49	27	16	104	89
Total noninterest income	3,080	2,630	1,221	7,358	1,941

Noninterest expenses
Salaries and employee benefits	4,280	3,788	3,116	11,553	9,237
Professional services	1,206	483	207	2,154	623
Data processing and communication expenses	669	664	570	1,928	1,683
Virginia bank franchise tax	253	148	188	604	564
Occupancy and equipment expenses	236	237	232	748	695
FDIC and regulatory assessments	212	155	159	560	443
Directors fees	191	171	100	523	286
Insurance expenses	61	60	54	181	166
Marketing and business development costs	47	50	48	169	170
Other operating expenses	277	249	207	758	574
Total noninterest expenses	7,432	6,005	4,881	19,178	14,441
Net income before taxes	9,412	7,297	3,519	21,602	6,754
Income tax expense	1,925	1,492	676	4,393	1,237
Net income	$7,487	$5,805	$2,843	$17,209	$5,517
Earnings per common share, basic and diluted [16]	$1.64	$1.27	$0.62	$3.77	$1.21
Weighted average common shares outstanding, basic and diluted [16]	4,568,920	4,568,920	4,568,240	4,568,920	4,568,240
16 Share information for all periods presented gives effect to the Reclassification. All earnings are attributed to Class B shares because no Class A shares were outstanding during the periods presented. The number of basic and diluted shares are the same because there are no potentially dilutive instruments.

The following tables show the average outstanding balance of each principal category of our assets, liabilities and stockholders’ equity, together with the average yields on our assets and the average costs of our liabilities for the periods indicated. Such yields and costs are calculated by dividing the annualized income or expense by the average daily balances of the corresponding assets or liabilities for the same period.

Chain Bridge Bancorp, Inc. and Subsidiary Average Balance Sheets, Interest and Yield (unaudited)
	Three months ended September 30,
	2024			2023
($ in thousands)	Average balance	Interest	Average yield/cost	Average balance	Interest	Average yield/cost
Assets:
Interest-earning assets:
Interest-bearing deposits in other banks	$540,419	$7,366	5.42%	$122,958	$1,681	5.42%
Investment securities, taxable [17]	550,044	3,573	2.58%	522,947	2,741	2.08%
Investment securities, tax-exempt [17]	62,876	284	1.80%	66,701	304	1.81%
Loans	301,836	3,445	4.54%	313,248	3,417	4.33%
Total interest-earning assets	1,455,175	14,668	4.01%	1,025,854	8,143	3.15%
Less allowance for credit losses	(4,584)			(4,758)
Non-interest-earning assets	18,588			10,498
Total assets	$1,469,179			$1,031,594
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings, interest-bearing checking and money market	207,387	727	1.39%	266,380	736	1.10%
Time deposits	11,887	86	2.88%	17,567	125	2.82%
Short term borrowings	10,000	209	8.31%	5,000	96	7.62%
Total interest-bearing liabilities	229,274	1,022	1.77%	288,947	957	1.31%
Non-interest-bearing liabilities:
Demand deposits	1,134,556			663,920
Other liabilities	5,743			3,774
Total liabilities	1,369,573			956,641
Stockholders’ equity	99,606			74,953
Total liabilities and stockholder’s equity	$1,469,179			$1,031,594
Net interest income		13,646			7,186
Net interest margin			3.73%			2.78%

Chain Bridge Bancorp, Inc. and Subsidiary Average Balance Sheets, Interest and Yield (continued) (unaudited)
	Nine months ended September 30,
	2024			2023
($ in thousands)	Average balance	Interest	Average yield/cost	Average balance	Interest	Average yield/cost
Assets:
Interest-earning assets:
Interest-bearing deposits in other banks	$380,955	$15,568	5.46%	$95,959	$3,680	5.13%
Investment securities, taxable [17]	524,889	9,312	2.37%	532,866	8,360	2.10%
Investment securities, tax-exempt [17]	63,693	863	1.81%	67,376	918	1.82%
Loans	302,624	10,115	4.46%	317,120	10,124	4.27%
Total interest-earning assets	1,272,161	35,858	3.77%	1,013,321	23,082	3.05%
Less allowance for credit losses	(4,644)			(4,807)
Noninterest-earning assets	16,499			10,643
Total assets	$1,284,016			$1,019,157
Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings, interest-bearing checking and money market	221,488	2,133	1.29%	291,959	2,435	1.12%
Time deposits	13,911	304	2.92%	18,402	387	2.81%
Short term borrowings	6,752	409	8.09%	5,220	284	7.27%
Total interest-bearing liabilities	242,151	2,846	1.57%	315,581	3,106	1.32%
Non-interest-bearing liabilities:
Demand deposits	944,693			626,949
Other liabilities	5,233			3,568
Total liabilities	1,192,077			946,098
Stockholders’ equity	91,939			73,059
Total liabilities and stockholder’s equity	$1,284,016			$1,019,157
Net interest income		$33,012			$19,976
Net interest margin			3.47%			2.64%
17 Average balances for securities transferred from AFS to HTM at fair value are shown at carrying value. Average balances for AFS and all other HTM bonds are shown at amortized cost.